Exhibit 10.2
CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is between BANCROFTBancroft Uranium, Inc. (“BANCROFT”), and Robert McIntosh having a place of business as set forth below (“Contributor”).  This Agreement is effective as of May 22, 2008 (the “Effective Date”).

Whereas BANCROFT and Contributor desire to create a consulting relationship in connection with certain services to be provided by Contributor to BANCROFT, as described below, the parties agree as follows:

1.       Work and Compensation.  Contributor agrees to perform the work set forth in Exhibit A (“Statement of Work”) and to provide any work product resulting therefrom to BANCROFT.  Contributor will be paid compensation in the amount and at the times set forth in Exhibit B, subject to timely submission of any deliverables in accordance with the schedule in the applicable Statement of Work.  Unless other terms are set forth in Exhibit B, BANCROFT will pay Contributor for services within thirty (30) days of the date of receipt of Contributor’s detailed invoice.  Contributor will provide BANCROFT with reasonable documentation and work description in connection with Contributor’s invoices, as requested by BANCROFT.

2.       Term.

2.1            Completion of Services.  This Agreement will become effective on the Effective Date and will continue in effect until completion of the Statement of Work as set forth in Exhibit A or any subsequent Statements of Work as set forth in Section 2.2, unless terminated earlier as set forth in Section 7.1.

2.2            Subsequent Statements of Work.  Contributor and BANCROFT may from time to time execute subsequent Statements of Work in the form of Exhibit D, each of which will be deemed to be part of this Agreement upon the earlier of (a) the date of mutual execution of the subsequent Statement of Work or (b) the date when Contributor commences any work described on a subsequent Statement of Work that has been duly executed by BANCROFT.  To the extent any terms set forth on any subsequent Statement of Work conflict with the terms of this Agreement, the terms on the Statement of Work will prevail, but only with respect to the subject work described therein.

3.       Responsibilities.  Contributor will perform and promptly complete the Statement of Work set forth in Exhibit A in a professional and timely manner consistent with industry standards at a location, place and time that Contributor deems appropriate.  Contributor, in its sole discretion, will determine the manner, method, details and means of performing work under a Statement of Work.  Except as otherwise indicated on Exhibit B attached hereto, Contributor will provide its own equipment, tools, and other materials at its own expense in performing work under the Statement of Work.

3.1            Acceptance or Rejection of Work.  Although much of the work that the Contributor will perform, will include providing geological information to subcontractors, drilling staff, potential strategic partners and liaison work with various geological and extraction firms employed by BANCROFT, it is also possible that Contributor’s work will be submitted to BANCROFT in written form.  In such a case, upon Contributor’s submission of the work product, BANCROFT will, in its sole discretion, accept or reject all or part of the work product or return it to Contributor with suggested changes.  Contributor acknowledges that if the unaccepted portion of the work product contains any Confidential Information or BANCROFT Materials, then BANCROFT will retain sole and exclusive ownership of such property, and Contributor will either return the unaccepted work product to BANCROFT or provide BANCROFT with satisfactory evidence that the unaccepted work product has been destroyed.

3.2            Modification of Work Product.  If BANCROFT requires a change to the work product, for instance because it desires to modify the scope of Contributor’s mining or geological report or because it requires additional information, it will notify Contributor of the requested change and the due date for resubmitting the revised work product.  BANCROFT may accept or reject all or part of the corrected work product at its sole discretion.  BANCROFT will have no obligation to return any accepted work product to Contributor.

4.       Ownership of Property.

4.1            Works Assigned to BANCROFT.  Contributor will promptly make full disclosure to BANCROFT, will provide and deliver to BANCROFT, will hold in trust for the sole right and benefit of BANCROFT, and will assign, and does hereby assign, to BANCROFT all Contributor’s right, title and interest in and to any and all inventions, original works of authorship, developments, designs, improvements, trade secrets and other work product related to any Statements of Work, including tangible embodiments thereof, which Contributor may solely or jointly conceive, develop, make or reduce to practice, at any time during the term of this Agreement, together with all patent, copyright, trademark and other rights, including tangible embodiments thereof, that Contributor has or may acquire in all countries arising in performance of any Statement of Work (collectively, the “Works”).

BANCROFT Consulting Agreement

4.2            Intellectual Property Rights Registration. Although the nature of the services Contributor will be performing are not generally of the sort that product intellectual property rights, it is conceivable that the services rendered by Contributor will produce innovations within the field of mineral extraction, including processes, methods of extraction and terminology and brand names associated with these processes and methods, which could also include software designs or algorithms which improve the efficiency of mineral extraction.  Some of these processes or methods may be patentable or otherwise protectable.   Contributor agrees to assist BANCROFT in every lawful way to obtain, prepare and prosecute applications for letters patent, trademark, mask work and copyright registrations covering the Works assigned hereunder to BANCROFT, in order to perfect BANCROFT’s title to the Works, and to protect and enforce BANCROFT’s rights in the Works in the U.S. or foreign countries, including promptly executing additional separate assignment(s) for any of the Works, whenever requested by BANCROFT.  Such obligations will continue beyond the completion of the Statement of Work and beyond the termination of this Agreement, but BANCROFT will compensate Contributor at a reasonable rate for time actually spent by Contributor at BANCROFT’s request on such assistance after such termination.  If BANCROFT is unable for any reason to secure Contributor’s signature to apply for or to pursue any application for any U.S. or foreign letters patent, trademark, mask work or copyright registrations covering Work assigned to BANCROFT, then Contributor hereby irrevocably designates and appoints BANCROFT and its duly authorized officers and agents as Contributor’s agent and attorney-in-fact, to act for and in Contributor’s behalf and stead to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, trademark, copyright or mask work registrations with the same legal force and effect as if executed by Contributor.

4.3            Other Rights.  If Contributor has any rights to any Works that cannot be assigned to BANCROFT, Contributor unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against BANCROFT with respect to such rights, and agrees, at BANCROFT’s request and expense, to consent to and join in any action to enforce such rights.  If Contributor has any right to any Works that cannot be assigned to BANCROFT or waived by Contributor, Contributor unconditionally grants to BANCROFT during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights and tangible embodiments thereof.

4.4            Exceptions to Assignments.  Contributor understands that the provisions of this Agreement requiring assignment to BANCROFT do not apply to any invention as to which Contributor can prove the following:  (a) no equipment, supplies, facility or trade secret of BANCROFT was used in its development and (b) it does not relate to the Statement of Work or to BANCROFT’s actual or demonstrably anticipated research and development, and does not result from any work performed by Contributor for BANCROFT.  Contributor will advise BANCROFT promptly in writing of the existence and general nature of (but not any confidential subject matter of) any inventions that Contributor believes meet the criteria in this Section 4.4, and if so requested, the subject matter of the invention and all evidence necessary to substantiate such belief.

5.       Representations and Warranties.  Contributor hereby represents and warrants with respect to each Work and to the services Contributor provides hereunder that Contributor is a qualified, trained geologist, skilled in the type of services provided under this Agreement.  Any Works or other reports produced under this Agreement are prepared in a manner consistent with industry best practices throughout the field of mineral extraction.  BANCROFT relies on, and Contributor represents that BANCROFT can rely on Contributor’s expertise in the field of Geology generally and mineral extraction in particular.  It is the understanding of BANCROFT that Contributor will personally perform the services required under this Agreement.  However, If Contributor uses third parties to create any products or to perform any services related to the Work, then Contributor represents and warrants that Contributor has (I) obtained all of the necessary rights to the Work from all such third parties to the same extent as warranted above and (II) caused such third parties to enter into confidentiality agreements that contain the same language as contained in this Agreement with respect to protecting BANCROFT’s Confidential Information.

6.       Indemnification. Contributor will indemnify and hold harmless BANCROFT, its parents, stockholders, officers, directors, employees, sub-licensees, customers and agents (collectively the “Indemnified Parties”) from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys’ fees and court costs) that result from a breach of any representation or warranty of Contributor (a “Claim”) set forth in Section 5 of this Agreement.

BANCROFT Consulting Agreement

7.       Termination.

7.1            Termination.  This Agreement may be terminated by BANCROFT with or without cause, effective upon delivery of written notice.  Contributor may terminate this Agreement for any reason on seven (7) days’ written notice to BANCROFT or such longer period as may be specified in the attached exhibits.  In the event that Contributor gives notice of termination during the performance of the Statement of Work, the terms of the Agreement will govern completion, acceptance and payment by BANCROFT for any work product.

7.2            Return of Materials.  Following any notice of termination of this Agreement given pursuant to Section 7.1 or upon expiration of the term of this Agreement, Contributor will fully cooperate with BANCROFT in all matters relating to the winding up of Contributor’s pending work on behalf of BANCROFT and the orderly transfer of any work or documents to BANCROFT.   Contributor agrees that, at the time of terminating Contributor’s engagement with BANCROFT and at any other time BANCROFT requests, Contributor will deliver to BANCROFT any and all devices, materials, software, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, equipment, other documents or property, or reproductions of any aforementioned items (in whole or in part) belonging to BANCROFT, its successors, or assigns, or embodying BANCROFT’s Confidential Information or work product developed under this Agreement (collectively “BANCROFT Materials”).  Contributor may not retain any BANCROFT Materials without the written authorization of an authorized BANCROFT officer.

7.3            BANCROFT Materials. Contributor agrees it will not use BANCROFT Materials for any purpose other than in performance of the Statement of Work.  Upon termination, Contributor agrees to sign and deliver the “Termination Certification” attached hereto as Exhibit C. Contributor will not, during or after Contributor’s engagement with BANCROFT, deliver or transfer to any person, or use, without written authorization by an authorized BANCROFT officer any BANCROFT Materials or other property owned by BANCROFT.

8.        Confidential Information.

8.1            BANCROFT Confidential Information.  The term “Confidential Information” will be deemed to include all information obtained by Contributor from BANCROFT or disclosed to Contributor by BANCROFT, or which Contributor learned of or developed during the term of and in connection with Contributor’s engagement, which relates to BANCROFT’s past, present, and future research, product development or business activities or the results of such activities.  In particular, Confidential Information will be deemed to include any trade secret, idea, process, invention, improvement, know-how, information, characters, story lines, prices, technique, algorithm, computer program (source and object codes), database, design, drawing, formula or test data, relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to BANCROFT, its present or future products, sales, suppliers, clients, customers, employees, consultants, investors, licensees, licensors or business, whether in oral, written, graphic or electronic form, as well as any other information that BANCROFT labels or deems Confidential Information.  Confidential Information will not include information that Contributor can demonstrate by written record was previously known to Contributor or publicly disclosed without breach of an obligation of confidentiality, either prior or subsequent to Contributor’s receipt of such information.

8.2            Promise Not to Disclose.  Contributor agrees, at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use or disclose to any person, firm or corporation without written authorization of an authorized officer of BANCROFT, any Confidential Information, except such use and disclosure as is necessary in carrying out Contributor’s work for BANCROFT and authorized in writing by BANCROFT.  Contributor does not hereby receive any implied or granted rights or licenses to trademarks, inventions, copyrights or patents of BANCROFT or any third parties.  All Confidential Information (including all copies thereof) will at all times remain the property of BANCROFT and will be returned to BANCROFT after the Contributor’s need for it has expired, or upon request by BANCROFT.

8.3            Former and Current Client Information.  Contributor agrees that Contributor will not, during Contributor’s engagement with BANCROFT, improperly use or disclose any proprietary information or trade secrets of third parties, such as Contributor’s other employers, clients or companies through which Contributor has access to such information, if any.  Contributor will not bring onto the premises of BANCROFT or use in the performance of the Statement of Work, any unpublished documents or any property belonging to third parties, such as Contributor’s former employers, clients or customers, if any, unless consented to in writing by such party and such consents are submitted to BANCROFT.

BANCROFT Consulting Agreement

8.4            Third Party Information.  Contributor recognizes that BANCROFT may have received and in the future may receive from third parties their confidential or proprietary information subject to certain duties on BANCROFT’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  Contributor agrees that Contributor owes BANCROFT and such third parties, during the term of Contributor’s engagement and thereafter, whatever duty exists between BANCROFT and such third parties to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation (except as necessary in carrying out Contributor’s work for BANCROFT consistent with BANCROFT’s agreement with such third party) or to use it for the benefit of anyone other than for BANCROFT or such third party (consistent with BANCROFT’s agreement with such third party) without written authorization of an authorized officer of BANCROFT.

9.        Assignment.  The rights and obligations of Contributor may be assigned upon written notice to BANCROFT thereof, provided that, in BANCROFT’s sole discretion and judgment, such an assignee is acceptable to BANCROFT.  The rights and obligations of BANCROFT under this Agreement will inure to the benefit of and will be binding upon the successors and assignees of BANCROFT.

10.      Conflicting Work.  Contributor agrees that, during the term of this Agreement, Contributor will not engage in any other work, consulting, or other business activity that would create a conflict of interest with Contributor’s obligations to BANCROFT under this Agreement with BANCROFT.

11.      Independent Contractor Relationship.  Contributor’s relationship with BANCROFT will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship.  Contributor is not the agent of BANCROFT and is not authorized to make any representation, contract, or commitment on behalf of BANCROFT.  If Contributor is an individual, then he or she will not be entitled to any of the benefits which BANCROFT may make available to its employees, including, but not limited to, group insurance, stock option plans, profit-sharing or retirement benefits.  If applicable, BANCROFT will regularly report amounts paid to Contributor by filing Form 1099-MISC with the Internal Revenue Service, as required by law.  Because Contributor is an independent contractor, BANCROFT will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on Contributor’s behalf.  Contributor will be solely responsible for, and agrees to accept exclusive liability for, complying with all applicable foreign, federal and state laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Contributor or its agents under this Agreement.  Contributor hereby agrees to indemnify and hold harmless the Indemnified Parties against any and all such taxes or contributions, including penalties and interest.

12.      Governing Law.  This Agreement will be governed and construed in accordance with the laws of the State of Nevada as applied to transactions taking place wholly within Nevada between Nevada residents.  In the event of a dispute, the parties agree to mediate in good faith before a neutral third party agreeable to both parties prior to instituting any legal action other than injunctive relief, such mediation to take place in the Clark County, Nevada.  Contributor hereby expressly consents to the exclusive personal and subject-matter jurisdiction of the state and federal courts located in the Clark County, Nevada, for any dispute arising from or related to this Agreement.

13.      Survival. Any respective obligations of Contributor or BANCROFT hereunder which by their nature would continue beyond the termination, cancellation or expiration of this Agreement will survive such termination, cancellation or expiration, including but not limited to the obligations set forth in the following provisions:  Section 4, Section 5, Section 6, Section 7, Section 8, Section 11, Section 12, Section 13, Section 14, Section 16 and Section 18.

14.      Entire Agreement; Amendment.  This Agreement together with any subsequent Statements of Work hereunder constitutes the entire agreement between the parties regarding the services rendered by Contributor to BANCROFT, and this Agreement supersedes all prior or contemporaneous agreements, commitments, representations, writings, and discussions between BANCROFT and Contributor, whether oral or written.  This Agreement may be amended only by a writing executed by Contributor and an authorized officer of BANCROFT.  Contributor expressly acknowledges that Contributor has read the terms of this Agreement, has had the opportunity to discuss those terms with his or her own legal counsel, and understands that this is a legally binding contract.

15.      Notices.  Any notice, request, demand or other communication hereunder will be in writing and will be deemed to be duly given (a) upon actual receipt when personally delivered to an officer of BANCROFT or to Contributor, as the case may be, (b) three days after deposit in the U.S. Mail by certified or registered mail, return receipt requested with postage prepaid, or (c) upon actual receipt or two days after being sent by reputable international overnight courier, delivery fees prepaid; in each case addressed to the addresses set forth on the signature page of this Agreement or to such other address as either party may specify by notice to the other as provided in this section.

BANCROFT Consulting Agreement

16.      Interpretation; Severability.  Section and other headings contained in this Agreement are for reference only and will not affect the meaning or interpretation of this Agreement.  If any provision of this Agreement is considered unclear or ambiguous, it will not be construed against the party that drafted the provision, but instead will be construed to effectuate the intent of both parties as expressed in this Agreement.  Should any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction invalidate or otherwise affect any provision of this Agreement, any provision so affected will be conformed automatically and to the extent possible to the law or determination in question and enforced insofar as possible consistent with the intent of the parties, and in all events the remaining provisions of this Agreement will continue in full force and effect.

17.      Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original.

18.      Attorneys’ Fees. If an action is brought to interpret or enforce the terms of this Agreement, the prevailing party will be entitled to recover from the non-prevailing party, in addition to all other remedies at law and equity, all costs and expenses incurred by the prevailing party with respect to such action, including but not limited to attorneys’ fees, costs and disbursements.

BANCROFT Consulting Agreement

In Witness Whereof, the parties hereto have caused this Consulting Agreement to be duly executed as of the first date written above.

BANCROFTBancroft Uranium, Inc.:	Contributor:

/s/ P. Leslie Hammond	/s/ Robert McIntosh
Signature	Signature

P. Leslie Hammond	Robert McIntosh
Name (please print)	Name (please print)

Chief Executive Officer	Consultant
Title	Title

May 22, 2008	May 22, 2008
Date	Date

Address for Notices:	Address for Notices:
BANCROFT
Bancroft Uranium, Inc.	[address omitted]
8655 East Via de Ventura	____________________________
Scottsdale, AZ 85258	____________________________
Phone: (480)346-1460	____________________________
Attention: President & CEO	____________________________

Attachments:
Exhibit A—Statement of Work and Project Schedule
Exhibit B—Payment Schedule
Exhibit C—Contributor Termination Certification
Exhibit D—Form of Subsequent Statement of Work

Signature Page to
BANCROFT Consulting Agreement

BANCROFT Consulting Agreement

EXHIBIT A

STATEMENT OF WORK and PROJECT SCHEDULE

1.
Title of Project: Business Strategy, External Marketing, Business Development, Public Awareness and Enterprise Licensing Customer Acquisition Project and Development of Licensing Business Model and Intellectual Property Library

2.	Scope of Work: For the purpose of this Statement of Work, “Project” means that within
One Hundred Eighty (180) days, Contributor will be responsible for creating and performing the following deliverables and services pursuant to the schedules and conditions herein described:

a.
Scheduling, agenda, research, protocols, procedures and facilitation for three strategic retreats for BANCROFT consultants and staff to form strategic business plan to achieve marketing and business development goals

b.	Develop interim detailed business plans based on the first two retreats, together with an integrated, comprehensive business plan based on the third retreat and two previous plans

c.	Coordination with trademark, patent counsel and corporate counsel regarding all elements of intellectual property protection strategy

d.
Complete, comprehensive research on the top 100 worldwide potential enterprise licensees, including data regarding scope of audio and video assets; current policy of monetization of assets, current search strategy if any; proposed BANCROFT sales strategy, priority as a sales target; contact information and surveys of at least 5 indivdual employees from each organization, for a total of 500 surveys and comprehensive, appropriate summary related thereto.

e.	A complete pricing survey regarding BANCROFT licensing fees and license agreement strategy together with appropriate focus group testing and validation

f.
A complete guerilla marketing strategy to propel BANCROFT to prominence and attention within the enterprise licensing base together with a detailed comprehensive plan complete with budgets and timelines

g.	The hiring of an appropriate publicist and the development, including budgets and timelines of a public awareness campaign in each of the top 10 international markets for BANCROFT enterprise clients

h.
Identification of at least 50 targets for signficiant business development partnership along with a comprehensive and detailed proposal for the top 10 targets and including confirming surveys for the proposal for at least 5 employees from each of the top 10 targets or 50 employees

i.
The development of comprehensive training materials for BANCROFT’s Enterprise Sales Staff, including conducting and attending at least 2 full training seminars and the development of supporting coaching materials

3.	Services to be Provided: Contributor will be responsible for completing the Project and providing all services necessary to accomplish the above goals, including:

a.	Continue to support BANCROFT’s Sales and Business Development Department with information necessary to develop targeted sales levels.
b.	All fees and costs associated with any retreats or sales training sessions.
c.	Methodology for conducting appropriate external surveys This includes:

Exhibit A, Page 1

BANCROFT Consulting Agreement

i.	a written survey script which has been professionally vetted by at least 2 other concurring expert opinions in the field
ii.	daily contact and daily office visits with BANCROFT personnel to support sales efforts
iii.	any research assistance or secretarial assistance required to carry out the goals of the project
iv.	any consultations with domain experts necessary to accomplish the project goals
v.	any applicable travel expenses
d.
Final report or PowerPoint presentation summarizing the above results, which includes identifying potential trouble areas and competitive weaknesses. The report also includes the issues and recommendations in approach for dealing with such difficulties together with a budget and anticipated timeline for the first 18 months of BANCROFT operation.

4.	Project Dates: Project start date: 4/26/05 Project completion date: 10/26/05

5.	Deliverables and Due Dates: The table below summarizes the deliverables (“Deliverables”) for which Contributor is responsible and the date by which each Deliverable is due.

Exhibit A, Page 2

BANCROFT Consulting Agreement

Deliverable Due Date	Corresponding Milestone No.	Deliverable No.	Deliverable
6/28	Milestone 1	1	Signing of BANCROFT’s Consulting Agreement.
6/28	Milestone 1	2
Scheduling, agenda, research, protocols and procedures for three strategic retreats for BANCROFT consultants and staff to form strategic business plan to achieve marketing and business development goals

6/28	Milestone 1	3	Coordination with trademark, patent counsel and corporate counsel regarding all elements of intellectual property protection strategy
7/21	Milestone 1	4	A comprehensive field survey together with a written survey script which has been professionally vetted by at least 2 other concurring expert opinions in the field
7/12	Milestone 2	5	Facilitate First Strategic Retreat
7/21	Milestone 2	6	A complete pricing survey regarding BANCROFT licensing fees and license agreement strategy together with appropriate focus group testing and validation
7/23	Milestone 2	7
A complete guerilla marketing strategy to propel BANCROFT to prominence and attention within the enterprise licensing base together with a detailed comprehensive plan complete with budgets and timelines

7/26	Milestone 3	8	Facilitate Second Strategic Retreat
7/26	Milestone 3	9	The hiring of an appropriate publicist and the development, including budgets and timelines of a public awareness campaign in each of the top 10 international markets for BANCROFT enterprise clients
7/26	Milestone 3	10	Identification of at least 50 targets for signficiant business development partnership
7/30	Milestone 3	11	The development of comprehensive training materials for BANCROFT’s Enterprise Sales Staff
8/16	Milestone 4	12	Facilitate third strategic retreat
8/16	Milestone 4	13	Develop interim detailed business plans based on the first two retreats, together with an integrated, comprehensive business plan based on the third retreat and two previous plans
8/16	Milestone 4	14	a. First Sales Training Seminar b. , F
8/16	Milestone 4	15
Complete, comprehensive research on the top 100 worldwide potential enterprise licensees, including data regarding scope of audio and video assets; current policy of monetization of assets, current search strategy if any; proposed BANCROFT sales strategy, priority as a sales target; contact information and surveys of at least 5 indivdual employees from each organization, for a total of 500 surveys and comprehensive, appropriate summary related thereto.

8/16	Milestone 4	16	Second Sales Training Seminar
8/16	Milestone 5	17	Comprehensive document regarding advice received from domain experts
8/16	Milestone 5	18	A comprehensive and detailed proposal for the top 10 business development targets
8/22	Milestone 5	19	Confirming surveys for the proposal for at least 5 employees from each of the top 10 business development targets or 50 employees
10/15	Milestone 6	20
Final report or PowerPoint presentation summarizing the above results, which includes identifying potential trouble areas and competitive weaknesses. The report also includes the issues and recommendations in approach for dealing with such difficulties together with a budget and anticipated timeline for the first 18 months of BANCROFT operation.

10/26	Milestone 6	21	All appropriate releases, assignments, signatures and termination certificates delivered

Exhibit A, Page 3

BANCROFT Consulting Agreement

All Deliverables must be completed by Contributor in the time frame specified above in order to maintain the herein mutually agreed upon schedule and budget. Contributor will make all reasonable business efforts to adhere to all scheduled dates regardless of delays.

6.        Approvals and Feedback. All Contributor Deliverables associated with the Project will be subject to approval and acceptance by BANCROFT (“Approvals”).  Approvals are based on BANCROFT’s standards and subject to BANCROFT’s sole discretion. In the event that BANCROFT denies an Approval, BANCROFT will submit to Contributor a detailed written description of why an Approval was withheld and recommend a course of action and required fixes (“Feedback”), all of which Contributor will be responsible for implementing as a prerequisite for receiving Approvals.  Deliverables that do not receive Approvals will be modified by Contributor to comply with Feedback and resubmitted to BANCROFT for Approvals.  This process will repeat itself until all Deliverables comply with Feedback.  Project shall not be deemed complete until Contributor receives all the scheduled BANCROFT Approvals.

7.        Points of Contact. Each Party will provide a single point of contact that will have the authority to communicate all final decisions, which will be deemed final and official (“Primary Contact”). For the purpose of this SOW, Primary Contacts for each party will be:

Primary Contributor Contact:	Primary BANCROFT Contact:
Name: Alex Rainard	Name: Jenifer Osterwalder
Title: Consultant	Title: CEO
Phone: [information omitted]	Phone: (206) 274-5107
Fax:	Fax:
E-Mail:	E-Mail: jenifer_osterwalder@yahoo.com

For record-keeping purposes only, the alternate contact person for each party will be:

Alternate Contributor Contact:	Alternate BANCROFT Contact:
Name:	Name:
Title:	Title:
Phone:	Phone:
Fax:	Fax:
E-Mail:	E-Mail:

Exhibit A, Page 4

BANCROFT Consulting Agreement

EXHIBIT B

COMPENSATION

AMOUNT AND PAYMENT SCHEDULE

Payment will be due by BANCROFT to Contributor in the amounts and at the dates set out below per the achievement of each milestone.  In addition, the Contributor will be granted an additional 700,000 options to purchase BANCROFT common shares at an exercise price equal to the closing price as quoted on the OTC bulletin board for BANCROFT’s common shares as of the date of this agreement.    These shares shall not vest over time, but rather shall vest according to the achievement of milestones as indicated on the table below.  Payments will be due and payable upon Contributor reaching the Specific Project Milestones set forth in the table below:

Specific Project Milestones	Associated Deliverable	Target Dates	Payment	Vested Shares
Milestone 1	1, 2 and 3	4/28/05	$15,000	150,000
Milestone 2	4, 5 and 6	6/21/05	$15,000	150,000
Milestone 3	7,8, 9, 10, and 11	9/15/05	$10,000	100,000
Milestone 4	12, 13, 14, 15 and 16	8/16/05	$10,000	100,000
Milestone 5	17,18 and 19	8/31/05	$10,000	100,000
Milestone 6	20 and 21	10/12/05	$10,000	100,000

BANCROFT shall pay the payment for each Milestone immediately upon invoice thereof.  At BANCROFT’s sole discretion, BANCROFT may pay Contributor the Payment Amounts either in cash equal to the amounts above or by crediting an amount equal to the payment amount of the exercise price of the common stock purchasers vested options vesting on that milestone date, at BANCROFT’s sole discretion.

BANCROFT reserves the right to withhold payment until Contributor reaches the payment’s associated milestone and each milestone associated Deliverables are approved and accepted by BANCROFT.

If BANCROFT terminates the Agreement prior to the completion of the Project, the amount of payment to be paid to Contributor will be determined as follows:  Contributor will receive fifty percent (50%) of the total payment for the subsequent milestone towards which Contributor is working on the date of termination.  Contributor agrees that they will not terminate the Agreement or cease working on the Project before completing, and BANCROFT approving the associated Deliverables for, Milestone 5.

Contributor will bear all of its own expenses in the completion of the work including secretarial expenses, research expenses, computer use fees, travel expenses and any other expenses Contributor incurs during the performance of the work and contributor expressly indemnifies and holds harmless BANCROFT for any such expenses incurred.

Exhibit B, Page 1

BANCROFT Consulting Agreement

EXHIBIT C

CONTRIBUTOR TERMINATION CERTIFICATION

This is to certify that Contributor does not have in its possession or control, nor has it failed to return, any devices, software, materials, records, data, notes, reports, proposals, lists, correspondence, specification, drawings, blueprints, sketches, equipment, other documents or property, or reproductions of any aforementioned items (in whole or in part) belonging to BANCROFT, its subsidiaries, affiliates, successors or assigns.

Contributor further agrees that it will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, development or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of BANCROFT or any of its clients, Contributors or licensees.

Contributor hereby irrevocably grants, assigns and transfers to BANCROFT, all right, title and interest worldwide in and to the Works (as such term is defined in the Independent Contractor Services Agreement entered into between Contributor and BANCROFT) and tangible embodiments thereof, including without limitation, copyrights, moral rights, contract and licensing rights.

Date: ___________________________	Contributor

Signature ____________________________

Print Name ___________________________

Title ________________________________

Exhibit C, Page 1

BANCROFT Consulting Agreement

PLEASE NOTE:  This is a sample Subsequent Statement of Work.  Should BANCROFT and Contributor agree to Contributor performing additional work for BANCROFT that is not covered by the Statement of Work as set forth in Exhibit A to this Agreement, BANCROFT will prepare a formal Subsequent Statement of Work for Contributor’s review and execution.

EXHIBIT D

SUBSEQUENT STATEMENT OF WORK No.______

This Subsequent Statement of Work is incorporated by reference in the Independent Contractor Services Agreement between BANCROFT and ___________________ (“Contributor”) having an Effective Date of____________ (the “Agreement”).  It sets forth work tasks, deliverable work product, dates for completion of work and delivery of work product, and payment schedule and terms.  This Subsequent Statement of Work is subject to the provisions of the Agreement, including, without limitation, the ownership by BANCROFT of all rights, title, and interest in intellectual property arising in performance of this Subsequent Statement of Work.  Any capitalized terms used but not defined in this Exhibit D, retain the same meaning given them in the Agreement.

Title of Effort: ______________________	Starting Date:__________________

List of Tasks and Due Date:

Payment Schedule and Terms:

Address where payment should be mailed:	_____________________________

_____________________________

_____________________________

ACCEPTED AND AGREED TO:	ACCEPTED AND AGREED TO:
Contributor	BANCROFTBancroft Uranium, Inc.

(Signature)	(Signature)

(Print Name)	(Print Name)

(Title)	(Title)

(Date)	(Date)

Exhibit D, Page 1